UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

THE MOSAIC COMPANY

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Safe Harbor Statement

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about the proposed transaction, the terms and the effect of the proposed transaction, the nature and impact of the proposed transaction, capitalization of The Mosaic Holding Company (“Mosaic”) following completion of the proposed transaction, benefits of the proposed transaction; future strategic plans and other statements about future financial and operating results. Such statements are based upon the current beliefs and expectations of Mosaic’s management and are subject to significant risks and uncertainties. These risks and uncertainties include but are not limited to risks and uncertainties arising from the possibility that the closing of the transaction may be delayed or may not occur; the expected timeline for completing the transaction; difficulties with realization of the benefits of the proposed transaction; the predictability and volatility of, and customer expectations about, agriculture, fertilizer, raw material, energy and transportation markets that are subject to competitive and other pressures and economic and credit market conditions; the level of inventories in the distribution channels for crop nutrients; changes in foreign currency and exchange rates; international trade risks; changes in government policy; changes in environmental and other governmental regulation, including greenhouse gas regulation and implementation of the U.S. Environmental Protection Agency’s numeric water quality standards for the discharge of nutrients into Florida lakes and streams; further developments in the lawsuit involving the federal wetlands permit for the extension of the Company’s South Fort Meade, Florida, mine into Hardee County, including orders, rulings, injunctions or other actions by the court or actions by the plaintiffs, the Army Corps of Engineers or others in relation to the lawsuit, or any actions the Company may identify and implement in an effort to mitigate the effects of the lawsuit; other difficulties or delays in receiving, or increased costs of, or revocation of, necessary governmental permits or approvals; the effectiveness of the Company’s processes for managing its strategic priorities; adverse weather conditions affecting operations in Central Florida or the Gulf Coast of the United States, including potential hurricanes or excess rainfall; actual costs of various items differing from management’s current estimates, including, among others, asset retirement, environmental remediation, reclamation or other environmental obligations, or Canadian resource taxes and royalties; accidents and other disruptions involving Mosaic’s operations, including brine inflows at its Esterhazy, Saskatchewan, potash mine and other potential mine fires, floods, explosions, seismic events or releases of hazardous or volatile chemicals, as well as other risks and uncertainties reported from time to time in Mosaic’s reports filed with the Securities and Exchange Commission (“SEC”). Actual results may differ from those set forth in the forward-looking statements.

Additional Information

In connection with the proposed transaction, GNS II (U.S.) Corp. (“M Holdings”) will file with the SEC a Registration Statement on Form S-4 that will include a proxy statement of Mosaic that also constitutes a prospectus of M Holdings. Mosaic will deliver the final proxy statement/prospectus to its stockholders. Investors and holders of Mosaic securities are strongly encouraged to read the proxy statement/prospectus (and any other relevant documents filed with the SEC) when it becomes available because it will contain important information relating to the proposed transaction. You may obtain a free copy of the proxy statement/prospectus (when available) and other related documents filed by Mosaic and M Holdings with the SEC, without charge, at the SEC’s website at www.sec.gov. The proxy statement/prospectus (when it is available) and the other documents may also be obtained for free by accessing Mosaic’s website at www.mosaicco.com under the tab “Investors”.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall there be any sale of securities in any jurisdiction in which such solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. Such an offer may be made solely by a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended. Accordingly, the proxy solicitation for the merger described in this communication has not commenced. The distribution of this communication may, in some countries, be restricted by law or regulation. Accordingly, persons who come into possession of this document should inform themselves of and observe these restrictions.

Participants in this Transaction

Mosaic and M Holdings and their respective directors, executive officers and certain other members of management and employees may be deemed, under SEC rules, to be participants in the solicitation of proxies from Mosaic’s stockholders with respect to the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the Mosaic stockholders in connection with the proposed transaction will be set forth in the proxy statement/prospectus when it is filed with the SEC. You can find information about the executive officers and directors of Mosaic in its Annual Report on Form 10-K for the fiscal year ended May 31, 2010 filed with the SEC on July 23, 2010 and in its definitive proxy statement filed with the SEC on August 24, 2010. You can obtain free copies of these documents from Mosaic using the website information above. More detailed information regarding the identity of potential participants, and their direct or indirect interests, by securities holdings or otherwise, will be set forth in the proxy statement/prospectus and other material to be filed with the SEC in connection with the proposed transaction.

Jim Prokopanko & Larry Stranghoener

Internal Announcement Script

JIM: Good day. Thank you for joining us to hear about our recently announced transaction with Cargill.

I’m Jim Prokopanko, President and Chief Executive Officer of Mosaic.

LARRY: And I’m Larry Stranghoener, Executive Vice President and Chief Financial Officer.

JIM: One of the questions we are frequently asked by employees and investors is what Cargill will do with its Mosaic shares. Well, today we have that answer.

As you have already heard, we announced that Cargill is planning to distribute its 64 percent ownership stake in Mosaic.

Larry and I are pleased to have this opportunity to provide an overview of this transaction, and share our thoughts with you on what it means for each of us, and our company.

First, let me say this transaction is great news for Mosaic because it gives us greater strategic and financial flexibility to fulfill our mission of helping the world grow the food it needs.

From a Mosaic employee perspective, you will see very little change, if any.

This transaction will have no impact on our day-to-day operations, and your regular responsibilities will not change in any way.

For many of us at Mosaic, Cargill is a company we have known well for many years. As you know, Mosaic was formed in 2004 through the merger of Cargill’s crop nutrition business and IMC Global, and since that time, Cargill has been Mosaic’s largest shareholder.

Some of you may be asking yourself — why is Cargill changing its ownership position in Mosaic? The answer is that this transaction will enable Cargill to accomplish several important objectives, including meeting the diversification and distribution needs of key stakeholders.

Following the death of Margaret Cargill in 2006, her estate, including a large number of Cargill shares, were transferred to the estate’s chariable trust.

The trusts have certain cash requirements to help fulfill their own philanthropic missions and this transaction supports that need.

I want to emphasize that Cargill continues to have the utmost confidence in our future prospects.

Were it not for Cargill’s desire to accomplish a number of important business objectives — including meeting the diversification and distribution needs of the charitable trusts — it is unlikely that they would be taking this action.

Our commercial relationship with Cargill will not change as a result of this transaction. Mosaic will remain a valued supplier to Cargill.

I’m very excited about what this means for Mosaic.

Going forward, I believe we will be better positioned to capitalize on the positive outlook for our industry, retain our market leading positions, and reinforce existing competitive advantages.

Now, I’d now like to turn it over to Larry, who will provide some additional details.

LARRY: Thank you, Jim.

I want to first echo Jim’s sentiments, and let you know that this transaction has the full support of our entire management team.

It has already been approved by our Board of Directors and the Special Committee we formed to evaluate it. Cargill and the charitable trusts have also approved the transaction.

So what happens next? Well, Mosaic’s non-Cargill shareholders will be required to vote on and approve the transaction.

We expect it to close in the second calendar quarter of 2011, subject to certain conditions, at which time we will conduct the first of several public offerings of the Mosaic shares currently held by Cargill.

Note that the distribution of Cargill’s ownership stake in Mosaic will take a few years to be completed.

We structured the transaction in this manner in order to ensure that the shares were distributed in an orderly manner.

If you are a Mosaic shareholder, you should note that this transaction will not increase the number of shares outstanding, and therefore, will not be dilutive to earnings per share.

Over the long term, we expect this transaction will create more value for all shareholders by increasing our liquidity in the market and freeing us up to make strategic and financial decisions for our business that are in the best interest of our shareholders, and our company.

This is a complicated transaction; and, so, we have developed a set of frequently asked questions to address concerns you may have. This FAQ has been posted at various Mosaic locations and also on our employee web site.

With that Jim, I’ll turn it back to you.

JIM: Thank you, Larry.

I want to wrap up by thanking all of you for your continued commitment and contribution to our company’s success.

Mosaic has grown to become a recognized leader in the global agriculture industry and it wouldn’t have happened without your hard work and support.

We are very optimistic about our future, and we look forward to continuing to work together.

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